UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  June 2, 2015

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. — Submission of Matters to a Vote of Security Holders

On June 3, 2015, LTC Properties, Inc. held its 2015 Annual Meeting of Stockholders in Westlake Village, California.  At the Annual Meeting, the following matters were considered and voted upon:

Proposal No. 1:  Stockholders elected five directors to serve on the Board of Directors of LTC Properties, Inc. for the ensuing year and until the election and qualification of their respective successors, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Boyd W. Hendrickson	29,092,297	111,035	54,602	4,468,169
James J. Pieczynski	28,798,470	407,898	51,566	4,468,169
Devra G. Shapiro	29,082,205	110,809	64,920	4,468,169
Wendy L. Simpson	28,630,405	570,875	56,654	4,468,169
Timothy J. Triche, M.D.	28,968,616	237,130	52,188	4,468,169

Proposal No. 2:  Stockholders approved the 2015 Equity Participation Plan of LTC Properties, Inc., based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
28,249,505	899,857	108,572	4,468,169

Proposal No. 3: Stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of LTC Properties, Inc. for fiscal 2015, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
33,516,258	139,648	70,197	-0-

Proposal No. 4:  Stockholders approved, on an advisory basis, the compensation of the named executive officers of LTC Properties, Inc., based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
28,001,827	1,088,498	167,609	4,468,169

Item 8.01. — Other Matters

On June 2, 2015, the Board of Directors of the Company restated the Bylaws of the Company.  The Bylaws, as restated, consolidate the amendment previously adopted on February 10, 2015 without any substantive changes.  The Company’s Bylaws, as restated, are attached hereto as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01. — Financial Statements and Exhibits

3.2                               Bylaws of LTC Properties, Inc., as restated June 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: June 5, 2015	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President